$$/nofolio

                                                                    EXHIBIT 10.1


                        IMPAC COMMERCIAL HOLDINGS, INC.

                   -----------------------------------------

             SERIES B 8.5% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                              PURCHASE AGREEMENT

                                  May 5, 1999

                 ---------------------------------------------

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----

SECTION 1

     Authorization and Sale of Series B 8.5% Cumulative Convertible Preferred Stock.. 1
     ------------------------------------------------------------------------------
     1.1   Authorization............................................................. 1
           -------------
     1.2   Sale of Series B Preferred Stock.......................................... 1
           --------------------------------

SECTION 2

     Closing Date; Delivery.......................................................... 1
     ----------------------
     2.1   Closing................................................................... 1
           -------
     2.2   Deliveries................................................................ 1
           ----------

SECTION 3

     Representations and Warranties of the Company................................... 2
     ---------------------------------------------
     3.1   Organization and Standing................................................. 2
           -------------------------
     3.2   Corporate Power........................................................... 2
           ---------------
     3.3   Capitalization............................................................ 2
           --------------
     3.4   Authorization............................................................. 3
           -------------
     3.5   Financial Statements...................................................... 3
           --------------------
     3.6   Internal Controls......................................................... 3
           -----------------
     3.7   Material Facts............................................................ 4
           --------------
     3.8   Changes................................................................... 4
           -------
     3.9   Litigation, etc........................................................... 4
           ----------------
     3.10  Governmental Consents, etc................................................ 4
           ---------------------------
     3.11  Compliance With Other Instruments, None Burdensome, etc................... 5
           --------------------------------------------------------
     3.12  Subsidiaries.............................................................. 5
           ------------
     3.13  Offering.................................................................. 6
           --------
     3.14  Brokers or Finders; Other Offers.......................................... 6
           --------------------------------
     3.15  Charter Exemptions and Other Exclusions................................... 6
           ---------------------------------------
     3.16  Insurance................................................................. 6
           ---------
     3.17  Labor Disputes............................................................ 7
           --------------
     3.18  Misappropriation.......................................................... 7
           ----------------
     3.19  Stabilization............................................................. 7
           -------------
     3.20  Investment Company........................................................ 7
           ------------------
     3.21  Environmental Regulation.................................................. 7
           ------------------------
     3.22  Tax Matters............................................................... 7
           -----------
     3.23  Interlocking Agreements................................................... 8
           -----------------------

SECTION 4


     Representations and Warranties of the Purchaser................................. 8
     -----------------------------------------------
     4.1   Experience................................................................ 8
           ----------
     4.2   Investment................................................................ 9
           ----------
     4.3   Accredited Investor....................................................... 9
           ------------------
     4.4   Risk Factors.............................................................. 9
           ------------
     4.5   Rule 144.................................................................. 9
           --------
     4.6   No Public Market.......................................................... 9
           ----------------
     4.7   Public Information........................................................ 9
           ------------------
     4.8   Access to Data............................................................10
           --------------
     4.9   Transactions in Common Stock..............................................10
           ----------------------------
     4.10  Authorization.............................................................10
           -------------
     4.11  Brokers or Finders........................................................10
           ------------------
     4.12  Tax Consequences..........................................................10
           ----------------
     4.13  REIT Qualification........................................................11
           ------------------

SECTION 5

     Conditions to Purchaser's Obligations at Closing................................11
     ------------------------------------------------
     5.1   Representations and Warranties Correct....................................11
           --------------------------------------
     5.2   Covenants.................................................................11
           ---------
     5.3   Registration Rights Agreement.............................................11
           -----------------------------
     5.4   Blue Sky..................................................................11
           --------
     5.5   Articles Supplementary....................................................11
           ----------------------
     5.6   Assignment of Management Agreement........................................11
           ----------------------------------
     5.7   Termination of Submanagement Agreement....................................12
           --------------------------------------
     5.8   New Submanagement Agreement...............................................12
           ---------------------------
     5.9   Termination of the Right of First Refusal Agreement.......................12
           ----------------------------------------------------
     5.10  Non-Compete Agreement.....................................................12
           ---------------------
     5.11  Stock Option Plan.........................................................12
           -----------------
     5.12  Board of Directors........................................................12
           ------------------
     5.13  Legal Matters.............................................................12
           -------------
     5.14  Opinion of Company's Counsel..............................................13
           ----------------------------
     5.15  Opinion of Company's Maryland Counsel.....................................13
           --------------------------------------
     5.16  REIT Opinion..............................................................13
           ------------
     5.17  Compliance Certificate....................................................13
           ----------------------
     5.18  Secretary's Certificate...................................................13
           -----------------------

SECTION 6

     Conditions to Company's Obligations at Closing..................................13
     ----------------------------------------------
     6.1   Representations Correct...................................................13
           -----------------------
     6.2   Articles Supplementary....................................................13
           ----------------------
     6.3   Registration Rights Agreement.............................................13
           -----------------------------
     6.4   Assignment of Management Agreement........................................13
           ----------------------------------
     6.5   Legal Matters.............................................................14
           -------------

SECTION 7

     Affirmative Covenants...........................................................14
     ---------------------
     7.1   Financial Information.....................................................14
           ---------------------
     7.2   Company's Corporate Governance............................................14
           ------------------------------
     7.3   Public Announcements......................................................14
           --------------------

SECTION 8

     Miscellaneous...................................................................14
     -------------
     8.1   Incorporation by Reference................................................14
           --------------------------
     8.2   Governing Law.............................................................15
           -------------
     8.3   Survival..................................................................15
           --------
     8.4   Successors and Assigns....................................................15
           ----------------------
     8.5   Entire Agreement..........................................................15
           ----------------
     8.6   Amendments and Waivers....................................................15
           ----------------------
     8.7   Notices...................................................................15
           -------
     8.8   Delays or Omissions.......................................................16
           -------------------
     8.9   Expenses..................................................................16
           --------
     8.10  Finder's Fee..............................................................16
           ------------
     8.11  Counterparts..............................................................16
           ------------
     8.12  Severability..............................................................16
           ------------
     8.13  Titles and Subtitles......................................................16
           --------------------

LIST OF EXHIBITS

EXHIBIT A    -      ARTICLES SUPPLEMENTARY

EXHIBIT B    -      SCHEDULE OF EXCEPTIONS

     SCHEDULE 3.3.1  OUTSTANDING OPTIONS AND DIVIDEND EQUIVALENT RIGHTS
     SCHEDULE 3.3.2  FORM OF STOCK OPTION AGREEMENT
     SCHEDULE 3.8    COMPANY'S PRO FORMA BALANCE SHEET AS OF MAY 5, 1999

EXHIBIT C    -      REGISTRATION RIGHTS AGREEMENT

EXHIBIT D    -      SECURITIES AND EXCHANGE COMMISSION FILINGS

     (1)  QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31,
          1999
     (2) AMENDMENT NUMBER ONE TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998
     (3)  ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998
     (4) CURRENT REPORTS ON FORM 8-K FILED ON FEBRUARY 11, 1998, FEBRUARY 12, 1998, OCTOBER 15, 1998 AND MAY 5, 1999
     (5) REGISTRATION STATEMENT ON FORM 8-A, AS AMENDED REGISTERING THE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS OF THE COMPANY.

EXHIBIT E    -      ADDITIONAL RISK FACTORS


EXHIBIT F    -      FORM OF AMENDMENT NUMBER ONE TO THE COMPANY'S 1997 STOCK
                    OPTION AND AWARDS PLAN

EXHIBIT G    -      FORM OF BOARD RESOLUTION

EXHIBIT H    -      FORM OF FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN LEGAL
                    OPINION

EXHIBIT I    -      FORM OF BROWN & WOOD LLP LEGAL OPINION

                        IMPAC COMMERCIAL HOLDINGS, INC.

             SERIES B 8.5% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                              PURCHASE AGREEMENT


     This Agreement is made as of May 5, 1999, by and between Impac Commercial Holdings, Inc., a Maryland corporation (the "Company"), and Fortress Partners L.P., a Delaware limited partnership (the "Purchaser").


                                   SECTION 1

 Authorization and Sale of Series B 8.5% Cumulative Convertible Preferred Stock
 ------------------------------------------------------------------------------

      1.1 Authorization.  The Company has, or before the Closing (as defined
          -------------
below) will have, authorized the sale and issuance of up to 479,999 shares (the "Shares") of its Series B 8.5% Cumulative Convertible Preferred Stock ($25 liquidation preference per Share) (the "Series B Preferred Stock") having the rights, preferences, privileges and restrictions set forth in the Articles Supplementary to the Certificate of Incorporation of the Company (the "Articles Supplementary") attached hereto as Exhibit A. The Company has, or before the Closing will have, adopted and filed the Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT").

      1.2 Sale of Series B Preferred Stock.  Subject to the terms and conditions
          --------------------------------
hereof, at the Closing the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, an aggregate of 479,999 Shares, at a purchase price of $25.00 per share.


                                   SECTION 2

                            Closing Date; Delivery
                            ----------------------

      2.1 Closing.  The closing of the purchase and sale of the Shares (the
          -------
"Closing") will be held at the offices of Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, Suite 8E, Beverly Hills, California on May 5, 1999 at 2:00 p.m., or at such other time and place as the Company and the Purchaser mutually agree upon.

      2.2 Deliveries.  At the Closing, the Company will deliver to the Purchaser
          ----------
a certificate representing the number of Shares to be purchased by the Purchaser against payment of the purchase price therefor by wire transfer in the amount of $11,999,975.

                                   SECTION 3

                 Representations and Warranties of the Company
                 ---------------------------------------------

      Except as set forth in the Schedule of Exceptions attached hereto as Exhibit B, the Company represents and warrants to the Purchaser as follows:

      3.1 Organization and Standing.  The Company is a corporation duly
          -------------------------
organized, validly existing and in good standing under the laws of Maryland.
The Company has full corporate power and authority to own or lease all the assets owned or leased by it and to conduct its business. The Company is duly licensed or qualified to conduct its business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where failure to so license or qualify, considering all such cases in the aggregate, would not have a material adverse effect on the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries (which term as used herein shall include entities consolidated with the Company for the purposes of generally accepted accounting principles ("GAAP")), taken as a whole. Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and its subsidiaries, and all amendments thereto have been delivered to the Purchaser, and no changes therein will be made subsequent to the date hereof and prior to the Closing, except that Articles Supplementary will be filed with the SDAT in order to designate and reclassify the Series B Preferred Stock.

      3.2 Corporate Power.  The Company has all requisite legal and corporate
          ---------------
power to execute and deliver this Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit C, to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Shares, and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

      3.3 Capitalization.  The authorized capital stock of the Company will,
          --------------
upon the filing of the Articles Supplementary, consist of 46,217,295 shares of Common Stock, $.01 par value (the "Common Stock"), of which 8,418,200 shares are issued and outstanding, 3,782,705 shares of Class A Common Stock, $.01 par value, of which no shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $.01 par value, of which 1,000,000 shares are designated Series A Junior Participating Preferred Stock and 479,999 shares are designated Series B Preferred Stock, none of which are issued and outstanding prior to the Closing. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The rights, preferences, privileges and restrictions of the Series B Preferred Stock will be as stated in the Articles Supplementary. The Company has duly and validly reserved 479,999 shares of Series B Preferred Stock for issuance hereunder, and 1,683,635 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock. Except as disclosed in this Agreement and the Schedule of Exceptions, attached hereto as Exhibit B, there are no preemptive or other outstanding rights, voting agreements, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities of the Company. There are no dividend equivalent rights or stock appreciation rights attached to any shares of capital stock, except as set forth in the Schedule of Exceptions attached hereto as Exhibit B. All of the outstanding shares of Common Stock (and options to purchase Common Stock) and other outstanding securities of the Company have been duly and validly issued in compliance with federal and state securities laws.

      3.4 Authorization.  This Agreement and the Registration Rights Agreement
          -------------
have been duly authorized and validly executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and by general equitable principles. The issuance and sale of the Shares hereunder have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The shares of Common Stock to be issued upon conversion of the Shares have been duly authorized and reserved for issuance upon such conversion of the Shares and, when they are issued and delivered upon conversion of the Shares in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights. The holders of the Shares and the holders of the Common Stock issuable upon conversion of the Shares will not be subject to personal liability by reason of being such holders.

      3.5 Financial Statements.  The financial  statements and the related notes
          --------------------
and schedules included in the reports incorporated herein by reference and attached hereto as Exhibit D (all of such reports together, the "Reports") present fairly the consolidated financial condition of the Company and its subsidiaries as of the respective dates thereof and the results of operations, stockholders' equity and cash flows at the respective dates and for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the entire period involved, except as otherwise disclosed therein. KPMG LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company and its subsidiaries as required by the Act and the Rules and Regulations. Such financial statements and the related notes and schedules incorporated herein by reference have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information presented therein. The other financial and statistical information and data included in the Reports are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

      3.6 Internal Controls.  The Company maintains a system of internal
          -----------------
accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      3.7 Material Facts.  On the date that each of the Reports, which consist
          --------------
of the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, Amendment Number One to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 ("Amendment Number One") and the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (together with Amendment Number One, the "Annual Report"), the Company's Current Reports on Form 8-K filed on February 11, 1998, February 12, 1998, October 15, 1998 and May 5, 1999, and the Company's Registration Statement on Form 8-A, as amended , registering the Series A Preferred Stock Purchase Rights, including the financial statements included therein, was filed with the Commission, each of the Reports did comply with all applicable provisions of the Act and the Rules and Regulations and did contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Closing Date, no part of the Reports or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and no event has occurred that would require the filing of an amendment to the Reports or a current report on Form 8-K to be filed, except that the Company intends to file a Current Report on Form 8-K in connection with this transaction.

      3.8 Changes.  Subsequent to the respective dates as of which information
          -------
is given in the Reports attached hereto as Exhibit D and prior to the Closing Date, except as set forth in the Schedule of Exceptions attached hereto as Exhibit B,(i) there has not been any change in the capitalization of the Company or its subsidiaries other than non-material changes in the ordinary course of business, or any change in the balance sheet of the Company other than changes set forth on the Company's pro forma balance sheet as of May 5, 1999 attached as
Schedule 3.8 to the Schedule of Exceptions and other than non-material changes of less than $100,000 (unless such non-material changes aggregate $200,000 or more, in which case such changes should be included on the Schedule of Exceptions); (ii) the Company and its subsidiaries have not incurred any liabilities or obligations, direct or contingent, nor has the Company or its subsidiaries entered into any transactions not in the ordinary course of business other than pursuant to this Agreement, the Registration Rights Agreement and the transactions referred to herein and therein, and (iii) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock.

      3.9 Litigation, etc.  Except as set forth in the Reports, there are no
          ----------------
actions, suits or proceedings pending, or to the Company's knowledge, threatened, against or affecting the Company or its subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially adversely affect the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole.

      3.10 Governmental Consents, etc.
           ---------------------------

          (a) Except in each case as would not materially adversely affect the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole, each of the Company and each subsidiary has (i) all governmental or regulatory licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to carry on its business as currently being conducted,
(ii) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, permit, certificate, consent, order, approval or other authorization, (iii) complied with all laws, statutes, ordinances, rules, regulations and orders applicable to either it or its business, (iv) not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such law, statute, ordinance, rule, regulation or order, and is not aware of any existing circumstances which are likely to result in material violations of any of the foregoing, (v) good and marketable title to all of the properties and assets as owned by it, free and clear of all liens, charges, encumbrances or restrictions, (vi) peaceful and undisturbed possession under all material leases to which it is party as lessee, and (vii) performed all its obligations required to be performed, and is not in default under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, the "contract or other agreements") to which it is a party or by which its property is bound or affected, except as otherwise set forth in the Reports, and, to the Company's knowledge, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder. Neither the Company nor its subsidiaries are in violation of any provision of their respective organizational or governing documents.

          (b) The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders of any court, government, or governmental agency or body having jurisdiction over the Company or its properties or operations required in connection herewith have been obtained,

      3.11 Compliance With Other Instruments, None Burdensome, etc. Except as
           -------------------------------------------------------
set forth or referred to in the Reports, there are no actions, suits or proceedings pending, or to the Company's knowledge, threatened, against or affecting the Company or its subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially adversely affect the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole.

      3.12 Subsidiaries.  Each "significant subsidiary" (as defined in Section
           ------------
1-02 of Regulation S-X under the Act) of the Company is duly organized, validly existing and in good standing in the jurisdiction of its incorporation and has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business. Each such significant subsidiary is duly licensed or qualified to conduct its business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where failure to so license or qualify would not have a material adverse effect on the business, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole. All the outstanding shares of capital stock of each of such significant subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly or through subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except where failure to so license or qualify, considering all such cases in the aggregate, would not have a material adverse effect on the business, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries. The only such significant subsidiaries of the company are Impac Commercial Capital Corporation ("ICCC") , and ICH Commercial Assets Corporation ("ICAC"), each of which are wholly owned subsidiaries of the Company.

      3.13 Offering.  Subject in part to the accuracy of  the representations of
           --------
the Purchaser set forth in Section 4 hereof, the offer, sale and issuance of the Shares (and the Common Stock issuable upon conversion thereof) in conformity with the terms of this Agreement constitute transactions exempt from the registration and qualification requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and the Maryland General Corporations Law.

      3.14 Brokers or Finders; Other Offers.  Except as set forth in the
           --------------------------------
Schedule of Excep tions attached hereto as Exhibit B, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the Registration Rights Agreement.

      3.15 Charter Exemptions and Other Exclusions.  The issuance of the Shares
           ---------------------------------------
hereunder and the acquisition of shares of the Common Stock, upon conversion or redemption of such Shares are excluded by resolutions of the Company's Board of Directors from the application of the ownership limit set forth in Article VII,
Section 7.2.1 of the Company's charter, and from the provisions of Section 3-602 of the Annotated Code of Maryland (the "Maryland Code") prohibiting business combinations with Interested Stockholders (as such term is defined in Section 3-601 of the Maryland Code) . No "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation to which the Company or its subsidiaries or operations is subject is applicable to the sale of Shares or the acquisition of Common Stock by the Purchaser upon conversion or redemption of such Shares or to the Purchaser solely as a result of their acquisition of such Shares or Common Stock. The Purchaser will not become an "Acquiring Person" within the meaning of the Rights Agreement, dated as of October 7, 1998, between the Company and BankBoston, N.A., as amended, solely as a result of purchasing Shares hereunder or acquiring Common Stock upon conversion or redemption of such Shares.

      3.16 Insurance.  The Company maintains insurance of the types and in the
           ---------
amounts generally deemed adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

      3.17 Labor Disputes.  Neither the Company nor any of its subsidiaries are
           --------------
involved in any material labor dispute nor is any such dispute threatened.

      3.18 Misappropriation.  None of the Company or any of its subsidiaries or
           ----------------
any of their respective employees or agents have made any payment of funds of the Company or its subsidiaries, or received or retained any such funds in violation of any law, rule or regulation where such actions are of a character required to be disclosed in the Reports.

      3.19 Stabilization. The Company and its directors, officers or controlling
           -------------
persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

      3.20 Investment Company. The Company is not, and upon the issuance and
           ------------------
sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and is not required to be registered under the Investment Company Act.

      3.21 Environmental Regulation. Except as would not materially adversely
           ------------------------
affect the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole, the business, operations and properties of the Company and its subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, and neither the Company nor its subsidiaries has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

         3.2  Tax Matters
              -----------

     (a) The Company and each of its subsidiaries has timely filed or has had timely filed on its behalf all Tax Returns (as defined below) that it was required to file on or before the date hereof, and such Tax Returns are true, correct and complete. The Company and each of its subsidiaries has timely paid all Taxes (as defined below) required to be paid by it on or before the date hereof. No audit or other proceedings with respect to Taxes of the Company or any of its subsidiaries has been commenced by any taxing authority, and neither the Company nor any of its subsidiaries has received any written notice of any audit, claim, deficiency or assessment pending or proposed with respect to any Taxes of the Company or any of its subsidiaries. There are no liens for Taxes on any of the properties of the Company or any of its subsidiaries other than liens for Taxes not yet due and payable.

     (b) The Company has made a valid election under applicable law to be treated as a real estate investment trust ("REIT") as defined in Section 856 of the Internal Revenue Code of 1986, as amended (the "Code") (and applicable provisions of state and local law) for its taxable year ending December 31, 1997 and has qualified as a REIT for federal, Maryland state and California state tax purposes for such year and all subsequent taxable years.

     (c) For purposes of this Agreement (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges imposed by any federal, state, local or foreign taxing authority; and such term shall include any interest, penalties or additional amounts attributable to, imposed on, or with respect to any such taxes, fees, charges, levies or other assessments; and (ii) "Tax Return" shall mean any report, return, document, declaration or other information required to be filed with any taxing authority or jurisdiction with respect to Taxes.

      3.23 Interlocking Agreements.  To the best knowledge of  Richard J.
           -----------------------
Johnson, the Chief Financial Officer of the Company, there are no agreements between the Company and its affiliates on the one hand and RAI Advisors, LLC ("RAI") and its affiliates (including Impac Mortgage Holdings, Inc. ("IMH")) on the other hand, except as set forth in the Schedule of Exceptions attached hereto as Exhibit B.

                                   SECTION 4

                Representations and Warranties of the Purchaser
                -----------------------------------------------

     The Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares as follows:

      4.1 Experience.  Purchaser has substantial experience in evaluating and
          ----------
investing in private placement transactions so that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company. Purchaser, by reason of its experience or the financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect its own interests in connection with the purchase of the Shares hereunder.

      4.2 Investment.  Purchaser is acquiring the Shares and the underlying
          ----------
Common Stock for investment for Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Subject to the provisions of the Registration Rights Agreement, Purchaser understands that the Shares to be purchased and the underlying Common Stock have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. Purchaser has not been formed for the specific purpose of acquiring the Shares.

      4.3 Accredited Investor. Purchaser is an "accredited investor" as such
          -------------------
term is defined in Rule 501 promulgated under the Securities Act.

      4.4 Risk Factors.  Purchaser has received and read the Risk Factors set
          ------------
forth in (i) the Annual Report attached hereto as Exhibit D (1) and (ii) the Risk Factors attached hereto as Exhibit E.

      4.5 Rule 144.  Subject to the Registration Rights Agreement, Purchaser
          --------
acknowledges that the Shares and the underlying Common Stock may be sold only in a sale registered under the Securities Act or if an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resales of shares purchased in a private placement subject to the satisfaction of certain conditions, including (except as limited by Rule 144(k)), among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring at least one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

      4.6 No Public Market.  Purchaser understands that no public market now
          ----------------
exists for any of the Shares and that the Company has made no assurances that a public market will ever exist for the Shares.

      4.7 Public Information.
          ------------------

          (a) The Purchaser has received a copy of each of the following documents filed (or intended to be filed) with the Securities and Exchange Commission by the Company and incorporated by reference herein:

               (1) Quarterly Report on Form 10-Q for the three months ended March 31, 1999 (to be filed on May 6, 1999);

               (2) Amendment Number 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998;

               (3) Annual Report on Form 10-K for the year ended December 31, 1998;

               (4) Current Reports on Form 8-K, filed with the Securities and Exchange Commission on February 11, February 12, 1999, October 15, 1998 and May 5, 1999; and

               (5) Registration Statement on Form 8-A, as amended, registering the Series A Junior Participating Preferred Stock Purchase Rights of the Company.

          (b) The Purchaser has received a copy of a draft of the Current Report on Form 8-K the Company intends to file with the Securities and Exchange Commission in connection with this Agreement.

      4.8 Access to Data.  Purchaser and its representatives have met with
          --------------
representatives of the Company and thereby have had the opportunity to ask questions of, and receive answers from, said representatives concerning the Company and the terms and conditions of this transaction as well as to obtain any information requested by Purchaser. Any questions raised by Purchaser or its representatives concerning the transaction have been answered to the satisfaction of Purchaser and its representatives. Purchaser's decision to purchase the Shares is based in part on the answers to such questions as Purchaser and its representatives have raised concerning the transaction and on its own evaluation of the risks and merits of the purchase and the Company's proposed business activities, provided that the foregoing does not limit the right of the Purchaser to rely upon the representations and warranties of the Company set forth in Section 3.

      4.9 Transactions in Common Stock.  Purchaser represents and warrants to
          ----------------------------
the Company, as of the date hereof and as of the Closing, that Purchaser has not effected any transactions in the Common Stock since April 18, 1999.

      4.10 Authorization.  This Agreement and the Registration Rights Agreement,
           -------------
when executed and delivered by Purchaser, will each constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      4.11 Brokers or Finders.  The Company has not incurred, and will not
           ------------------
incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

      4.12 Tax Consequences.  Purchaser has reviewed with its own tax advisors
           ----------------
the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser understands that Purchaser (and not the Company) shall be responsible for Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

      4.13 REIT Qualification.
           ------------------

          (a) Fortress Investment Corp. ("FIC") owns substantially all of the interests in the Purchaser and Fortress Principal Investment Group, LLC (which is owned by four individuals) owns less than 1 percent of the interests in the Purchaser. No individual owns (within the meaning of Sections 542 and 544 of the Code) more than 9.8 percent of the outstanding capital stock of FIC.

          (b) Subject to a waiver by the Board of Directors of the Company, the Purchaser agrees that ownership by an individual(within the meaning of Sections 542 and 544 of the Code) of the capital stock of the Company in an amount greater than 9.8 percent will cause that number of shares of the Company that causes such individual's ownership to be in excess of 9.8 percent to be transferred to a trust for the benefit of a charitable beneficiary.



                                   SECTION 5

               Conditions to Purchaser's Obligations at Closing
               ------------------------------------------------

     The Purchaser's obligations to purchase the Shares at the Closing are subject to the ful fillment on or prior to the Closing Date of all of the conditions set forth below in this Section 5 to the extent not waived by the Purchaser.

      5.1 Representations and Warranties Correct.  The representations and
          --------------------------------------
warranties made in Section 3 hereof shall be true and correct in all respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

      5.2 Covenants.  All covenants, agreements and conditions contained in this
          ---------
Agree ment to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

      5.3 Registration Rights Agreement.  The Company and the Purchaser shall
          -----------------------------
have executed and delivered the Registration Rights Agreement.

      5.4 Blue Sky.  The Company shall have obtained all necessary blue sky law
          --------
permits, if any, and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

      5.5 Articles Supplementary.  The Articles Supplementary shall have been
          ----------------------
filed with the SDAT.

      5.6 Assignment of Management Agreement.
          ----------------------------------

          (a) RAI shall have assigned the Management Agreement, dated as of August 4, 1997 (the "Management Agreement"), with the Company as modified in a manner acceptable to the Purchaser (the "Assignment") on the Closing Date pursuant to, and upon satisfaction of the conditions contained in, a definitive agreement as further described in that Letter of Intent dated April 14, 1999 by and between Fortress and RAI.

          (b) RAI shall have obtained the prior consent to the Assignment from the Company, with the consent of a majority of the Unaffiliated Directors (as that term is defined in the Management Agreement), in accordance with Section 14 of the Management Agreement.

      5.7 Termination of Submanagement Agreement.  The parties to the
          --------------------------------------
Submanagement Agreement dated August 4, 1997, between, IMH, Impac Funding Corporation ("IFC") and RAI, shall have terminated the agreement.

      5.8 New Submanagement Agreement.  IMH, IFC, RAI and the Purchaser shall
          ---------------------------
have executed and delivered the new Submanagement Agreement.

      5.9   Termination of the Right of First Refusal Agreement.  The parties to
           ----------------------------------------------------
the Right of First Refusal Agreement effective August 8, 1997 among IMH, IFC, RAI, ICH and ICCC shall have terminated the agreement.

      5.10  Non-Compete Agreement. The Non-Compete Agreement dated as of August
            ---------------------
8, 1997 among the Company, IMH, Impac Mortgage Funding Corporation and ICCC has lapsed.

      5.11 Stock Option Plan. The Company's Stock Option Plan shall have been
           -----------------
amended as set forth in the form attached hereto as Exhibit F.

      5.12 Board of Directors.  All of the Company's directors shall have
           ------------------
resigned except for Joseph R. Tomkinson and Frank P. Filipps. To fill three of the vacant seats on the Board of Directors, Messrs. Tomkinson and Filipps shall have appointed Wesley R. Edens and Robert I. Kauffman (who together shall constitute the affiliated directors), and an Unaffiliated Director designated by the Purchaser (together with Messrs. Tomkinson and Filipps, the "Agreed Directors") to serve on the Board of Directors until the next annual meeting of stockholders and until his successor is elected and qualifies. The Company shall have reduced the number of directors comprising the Board of Directors from six to five. The Board of Directors shall have passed the resolutions in the form attached hereto as Exhibit G. All stock options held by Messrs. Peers, Walsh, Busch and Poletti shall continue through their term as set forth therein. William S. Ashmore, Richard J. Johnson, Mary C. Glass-Schannault, Ronald M. Morrison and Gretchen D. Verdugo shall have resigned all positions held by each such person at the Company, ICCC and ICAC. Joseph R. Tomkinson will resign all positions held by him at the Company, ICCC and ICAC, although he will remain a director of the Company.

      5.13 Legal Matters.  All material matters of a legal nature that pertain
           -------------
to this Agree ment and the transactions contemplated hereby shall have been reasonably approved by counsel to the Purchaser.

      5.14 Opinion of Company's Counsel.  At the Closing, the Purchaser shall
           ----------------------------
have received from Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company, an opinion addressed to them, dated the Closing Date, in the form attached hereto as Exhibit H.

      5.15 Opinion of Company's Maryland Counsel.  At the Closing, the Purchaser
           -------------------------------------
shall have received from Brown & Wood LLP, Maryland counsel to the Company, an opinion addressed to them, dated the Closing Date, in the form attached hereto as Exhibit I.

      5.16  REIT Opinion.  At the Closing, Purchaser shall have received an
            ------------
opinion from Brown & Wood, LLP, tax counsel to the Company, substantially to the effect that the Company has qualified as a REIT for all periods beginning on the date of its organization to and including the Closing Date.

      5.17 Compliance Certificate.  The Company shall have delivered to the
          ----------------------
Purchaser a certificate, executed by the Chairman or the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11
and 5.12 of this Agreement.

      5.18 Secretary's Certificate.  The Company shall have delivered to the
           -----------------------
Purchaser a certificate, executed by the Secretary of the Company, dated the Closing Date certifying that attached thereto are the following: Exhibit A, the Company's Certificate of Incorporation, as amended, Exhibit B the Company's Bylaws, and Exhibit C, resolutions of the Company's Board of Directors approving the transactions contemplated in this Agreement, the Registration Rights Agreement and Termination of the Right of First Refusal Agreement.

                                   SECTION 6

                Conditions to Company's Obligations at Closing
                ----------------------------------------------

     The Company's obligation to sell the Shares at the Closing is subject to the fulfillment of the following conditions to the extent not waived by the
Company:

      6.1 Representations Correct.  The representations made by the Purchaser in
          -----------------------
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

      6.2 Articles Supplementary. The Articles Supplementary shall have been
          ----------------------
filed with the SDAT.

      6.3 Registration Rights Agreement.  The Company and the Purchaser shall
          -----------------------------
have executed and delivered the Registration Rights Agreement.

      6.4 Assignment of Management Agreement.
          ----------------------------------

          (a) RAI Advisors, LLC ("RAI") shall have assigned the Management Agree ment, dated as of August 4, 1997 (the "Management Agreement"), with the Company as modi-fied in a manner acceptable to the Purchaser (the "Assignment") on the Closing Date pursuant to, and upon satisfaction of the conditions contained in, a definitive agreement as further described in that Letter of Intent dated April 14, 1999 by and between Fortress and RAI.

          (b) RAI shall have obtained the prior consent to the Assignment from the Company, with the consent of a majority of the Unaffiliated Directors (as that term is defined in the Management Agreement), in accordance with Section 14 of the Management Agreement.

      6.5 Legal Matters.  All material matters of a legal nature that pertain to
          -------------
this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Company.


                                   SECTION 7

                             Affirmative Covenants
                             ---------------------

     The Company (and, in the case of Section 7.3, each party hereto) hereby covenants and agrees as follows:

      7.1 Financial Information.  The Company will make generally available to
          ---------------------
holders of its securities, including the Purchaser, as soon as may be practicable, but in no event later than the last day of the fifteenth full calendar month following the current calendar quarter, a consolidated earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Closing Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

      7.2 Company's Corporate Governance.  The Company covenants to recommend
          ------------------------------
the Agreed Directors for election to the Board of Directors in the Company's proxy statement to be distributed with respect to the annual meeting of the stockholders of the Company next following the Closing Date.

      7.3 Public Announcements.  Neither the Company nor the Purchaser, nor any
          --------------------
of their affiliates, shall make any public statement, including, without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by law.


                                   SECTION 8

                                 Miscellaneous
                                 -------------

      8.1 Incorporation by Reference.  The following documents are hereby
          --------------------------
incorporated by reference herein:

          (a) Quarterly Report on Form 10-Q for the three months ended March 31, 1999 (to be filed on May 6, 1999);

          (b) Amendment Number One to the Company's Annual Report on Form 10-K for the year ended December 31, 1998;

          (c) Annual Report on Form 10-K for the year ended December 31, 1998;

          (d) Current Reports on Form 8-K, filed with the SEC on February 11, February 12, 1999, October 15, 1998 and May 5, 1999; and

          (e) Registration Statement on Form 8-A, as amended, registering the Series A Junior Participating Preferred Stock Purchase Rights of the Company.

      8.2  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

      8.3  Survival.  The representations, warranties, covenants and agreements
           --------
made by the parties herein shall survive any investigation made by the Purchaser or the Company and shall survive the closing of the transactions contemplated hereby.

      8.4  Successors and Assigns.  Except as otherwise provided herein, the
           ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      8.5  Entire Agreement.  This Agreement and the other documents delivered
           ----------------
pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties regarding the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

      8.6  Amendments and Waivers.  Neither this Agreement nor any term hereof
           ----------------------
may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of at least a majority of the Shares (or shares of Common Stock issued upon conversion of the Shares, provided such shares are Registrable Securities, as defined in the Registration Rights Agreement, or any combination of shares and such shares of Common Stock) may, with the written consent of the Company, waive, modify or amend on behalf of all holders, any provisions hereof benefitting such holders, so long as the effect thereof will be that all such holders will be treated equally.

       8.7 Notices.  All notices and other communications required or permitted
           -------
hereunder shall be in writing and shall be effective at the earlier of three days after being mailed by first class, registered or certified mail, postage prepaid, or upon delivery if delivered by telex or facsimile (with confirmation of receipt of such telex or facsimile), by hand or by messenger or a courier delivery service, addressed (a) if to the Purchaser, at Fortress Investment Corp., 1301 Avenue of the Americas, 42th Floor, New York, New York 10019, facsimile (212) 798-6120 or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of Shares, at such address as such holder shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at 1401 Dove Street, Newport Beach, California 92660, facsimile (949) 475-3969 or at such other address as the Company shall have furnished to the Purchaser and each such other holder in writing.

      8.8 Delays or Omissions.  Except as expressly provided herein, no delay or
          -------------------
omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Except as provided in Section 8.6, any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

      8.9 Expenses.  The Company and the Purchaser shall each bear its own
          --------
expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

      8.10 Finder's Fee.  Except as set forth in the Schedule of Exceptions
           ------------
attached hereto as Exhibit B, the Company and the Purchaser agree to indemnify and hold harmless the other from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or the Purchaser or any of their respective officers, agents, employees or representatives is responsible in connection with this transaction.

      8.11 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      8.12 Severability.  In the case any provision of this Agreement shall be
           ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      8.13 Titles and Subtitles.  The titles and subtitles used in this
           --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     The foregoing Agreement is hereby executed as of the date first above written.


"COMPANY"                     IMPAC COMMERCIAL HOLDINGS, INC.,
                              a Maryland corporation
                              1401 Dove Street
                              Newport Beach, CA 92660


                              By: /s/ Joseph R. Tomkinson
                                 ------------------------------------------
                                      Joseph R. Tomkinson
                              Title:  Chairman and Chief Executive Officer


                              By: /s/ Ronald Morrison
                                 ------------------------------------------
                                      Ronald Morrison
                              Title:  General Counsel and Secretary


"PURCHASER"                   FORTRESS PARTNERS, L.P.,
                              a Delaware partnership

                              By:     FORTRESS INVESTMENT CORP.,
                                      Its General Partner
                              1301 Avenue of the Americas, 42nd Floor
                              New York, New York 10019


                              By:
                                 __________________________________
                              Title:
                                    _______________________________

                                   EXHIBIT A
                                   ---------

                            ARTICLES SUPPLEMENTARY

    Please refer to Exhibit 3.1 filed with this Current Report on Form 8-K for the Articles Supplementary

                                   EXHIBIT B
                                   ---------

                           SCHEDULE OF EXCEPTIONS TO
                        REPRESENTATIONS AND WARRANTIES



     The following comprise the exceptions of IMPAC COMMERCIAL HOLDINGS, INC. (the "Company") to the representations and warranties of the Company as set forth in the Series B Preferred Stock Purchase Agreement dated May5, 1999. References are to the section number and title of the pertinent representation or warranty. Each exception noted shall constitute an exception to each applicable representation and warranty.

3.3  Capitalization.  The Company has reserved 632,500 shares for issuance
     --------------
     pursuant to the 1997 Stock Option and Awards Plan and options to purchase 389,814 shares are outstanding. Attached hereto as Schedule 3.3.1 is a list of the holders of outstanding options to purchase shares of the Company's common stock, granted by the Company and a list of dividend equivalent rights granted by the Company. Attached hereto as Schedule 3.3.2 is a form of Option Agreement with DERs setting forth the terms and conditions of such rights. The Company has issued and outstanding Series A Preferred Share Purchase Rights, the rights, privileges and preferences of which are described in the Reports set forth in Exhibit D to this Stock Purchase Agreement.

3.8  Changes.  Attached hereto as Schedule 3.8 is the pro forma balance sheet of
     -------
     the Company as of May 5, 1999.

3.14 Brokers or Finders; Other Offers.  The Company will pay a cash fee to
     --------------------------------
     Nationsbanc Montgomery Securities, LLC equal to four percent of the consideration involved in this sale, subject to a minimum fee of $500,000 for financial advisory and investment banking services rendered in connection with the transactions contemplated by this Agreement pursuant to that certain letter agreement between the Company and Nationsbanc Montgomery Securities LLC dated November 25, 1998.

3.23 Interlocking Agreements.  RAI, IMH, IFC and the Purchaser are parties to a
     -----------------------
     submanagement agreement dated as of May 5, 1999, delivered in connection with the assignment referenced in Section 5.6 of the Stock Purchase Agreement.

8.11 Finder's Fee.  The Company will pay a fee to Nationsbanc Montgomery
     ------------
     Securities, LLC equal to four percent of the consideration involved in this sale, subject to a minimum fee of $500,000 for financial advisory and investment banking services rendered in connection with the transactions contemplated by this Agreement pursuant to that certain letter agreement between the Company and Nationsbanc Montgomery Securities LLC dated November 25, 1998.

                                SCHEDULE 3.3.1
                                --------------


                              OUTSTANDING OPTIONS
                                      AND
                          DIVIDEND EQUIVALENT RIGHTS

Impac Commercial Holdings, Inc.

                     OUTSTANDING AND EXERCISABLE BY PRICE
                     AS OF 5/4/99

                                                              Page:  1
                                                              File:  Osprice
                                                              Date:  5/4/99
                                                              Time:  10:54:59 AM

                                                                   Option          Expiration              Remaining
Name                              ID               Number          Date            Date                    Life In Years
-----------------------------   -------------   -------------   -------------   --------------      --------------------
Dickinson, Jim                                    00000073         11/24/98       11/24/01                  2.56
Duehring, Lisa                                    00000075         11/24/98       11/24/01                  2.56
Kaucher, Bill                                     00000077         11/24/98       11/24/01                  2.56
Martin, Kim                                       00000079         11/24/98       11/24/01                  2.56
Murray, Kathy                                     00000082         11/24/98       11/24/01                  2.56
Perry, Laura                                      00000083         11/24/98       11/24/01                  2.56
Tucker, Randy                                     00000085         11/24/98       11/24/01                  2.56
Velasco, Zoila                                    00000086         11/24/98       11/24/01                  2.56
Taylor, Todd                                      00000087         11/24/98       11/24/01                  2.56
Galvan, Eugene                                    00000090         11/24/98       11/24/01                  2.56
Nona, Barbara                                     00000099         11/24/98       11/24/01                  2.56
Sterbinszky, Laszlo                               00000102         11/24/98       11/24/01                  2.56
Vani, Lori                                        00000103         11/24/98       11/24/01                  2.56
Endreson, Clifford                                00000107         11/24/98       11/24/01                  2.56
Goswiller, Lawrence                               00000108         11/24/98       11/24/01                  2.56
Perry, Laura                                      00000110         11/24/98       11/24/01                  2.56
Morrison, Ron                                     00000119         11/24/98       11/24/03                  4.56
Davenport, Richard                                00000120         11/24/98       11/24/01                  2.56
Ashmore, William S.                               00000123         11/24/98       11/24/03                  4.56
Endresen, William D.              01              00000124         11/24/98       11/24/03                  4.56
Glass-Schannault, Mary C                          00000125         11/24/98       11/24/03                  4.56
Tomkinson, Joseph R.                              00000126         11/24/98       11/24/03                  4.56
Busch, Timothy R                                  00000127         11/24/98       11/24/08                  9.56
Filipps, Frank P.                                 00000128         11/24/98       11/24/08                  9.56
Peers, Stephan R.                                 00000129         11/24/98       11/24/08                  9.56
Poletti, Thomas                                   00000130         11/24/98       11/24/08                  9.56
Walsh, James                                      00000131         11/24/98       11/24/08                  9.56
Brunk-Verdugo, Gretchen                           00000132         11/24/98       11/24/01                  2.56
Brunk-Verdugo, Gretchen                           00000133         11/24/98       11/24/03                  4.56
Johnson, Richard J.                               00000134         11/24/98       11/24/03                  4.56
Morrison, Ron                                     00000135         11/24/98       11/24/01                  2.56

                                                                                              Avg. Life     5.97
                                Price: 6.00

Endresen, William D [DERS]        01              00000001          8/4/97         8/4/07                   8.25
Ashmore, William S. [DERS]                        00000003          8/4/97         8/4/07                   8.25
Glass-Schannault, Mary C [DERS]                   00000004          8/4/97         8/4/07                   8.25
Johnson, Richard J. [DERS]                        00000005          8/4/97         8/4/07                   8.25
Tomkinson, Joseph R. [DERS]                       00000006          8/4/97         8/4/07                   8.25
Busch, Timothy R                                  00000007          8/4/97         8/4/07                   8.25
Filipps, Frank P.                                 00000008          8/4/97         8/4/07                   8.25
Peers, Stephan R.                                 00000009          8/4/97         8/4/07                   8.25
Poletti, Thomas                                   00000010          8/4/97         8/4/07                   8.25

                                                Option                  Shares               Shares
Name                                            Price                   Outstanding          Exercisable/Vesting
-----------------------------           ----------------------   ------------------------   ----------------------
Dickinson, Jim                                  $6.0000                       200                       0
Duehring, Lisa                                  $6.0000                     1,000                       0
Kaucher, Bill                                   $6.0000                       200                       0
Martin, Kim                                     $6.0000                       800                       0
Murray, Kathy                                   $6.0000                       800                       0
Perry, Laura                                    $6.0000                       400                       0
Tucker, Randy                                   $6.0000                       400                       0
Velasco, Zoila                                  $6.0000                       400                       0
Taylor, Todd                                    $6.0000                     1,509                       0
Galvan, Eugene                                  $6.0000                     1,361                       0
Nona, Barbara                                   $6.0000                       317                       0
Sterbinszky, Laszlo                             $6.0000                        79                       0
Vani, Lori                                      $6.0000                        79                       0
Endreson, Clifford                              $6.0000                     5,000                       0
Goswiller, Lawrence                             $6.0000                     5,000                       0
Perry, Laura                                    $6.0000                     9,000                       0
Morrison, Ron                                   $6.0000                     7,500                       0
Davenport, Richard                              $6.0000                     5,000                       0
Ashmore, William S.                             $6.0000                    10,000                       0
Endresen, William D.                            $6.0000                    10,000                       0
Glass-Schannault, Mary C                        $6.0000                    10,000                       0
Tomkinson, Joseph R.                            $6.0000                    10,000                       0
Busch, Timothy R                                $6.0000                    20,000                       0
Filipps, Frank P.                               $6.0000                    10,000                       0
Peers, Stephan R.                               $6.0000                    10,000                       0
Poletti, Thomas                                 $6.0000                    10,000                       0
Walsh, James                                    $6.0000                    10,000                       0
Brunk-Verdugo, Gretchen                         $6.0000                     1,587                       0
Brunk-Verdugo, Gretchen                         $6.0000                     5,000                       0
Johnson, Richard J.                             $6.0000                    10,000                       0
Morrison, Ron                                   $6.0000                     4,016                       0
                                                                  ---------------            ------------
                             Avg. Out           $6.0000                   159,648                       0
                             Avg. Exer.         $0.0000

Endresen, William D [DERS]                     $15.0000                    50,000                  16,666
Ashmore, William S. [DERS]                     $15.0000                    10,000                   3,333
Glass-Schannault, Mary C [DERS]                $15.0000                    10,000                   3,333
Johnson, Richard J. [DERS]                     $15.0000                    10,000                   3,333
Tomkinson, Joseph R. [DERS]                    $15.0000                    10,000                   3,333
Busch, Timothy R                               $15.0000                    10,000                   5,000
Filipps, Frank P.                              $15.0000                    10,000                   5,000
Peers, Stephan R.                              $15.0000                    10,000                   5,000
Poletti, Thomas                                $15.0000                    10,000                   5,000

Impac Commercial Holdings, Inc.

                     OUTSTANDING AND EXERCISABLE BY PRICE    Page:  2
                     AS OF 5/4/99                            File:  Osprice
                                                             Date:  5/4/99
                                                             Time:  10:54:59 AM



                                                                           Option          Expiration              Remaining
         Name                              ID               Number         Date            Date                    Life In Years
         -----------------------------   -------------   -------------   -------------   --------------      --------------------
         Walsh, James                                      00000011          8/4/97         8/4/07                   8.25
         Davenport, Richard                                00000012          8/4/97         8/4/07                   8.25
         Endresen, Clifford                                00000013          8/4/97         8/4/07                   8.25
         Goswiller, Lawrence                               00000014          8/4/97         8/4/07                   8.25

                                                                                                         Avg. Life   8.25
                                         Price: 15.00
         Endresen-Weston, Susan                            00000047         2/27/98        2/27/08                   8.82
         Goswiller, Lawrence                               00000050         2/27/98        2/27/08                   8.82
DER's    Endresen, William D (See        01                00000136         2/27/98        2/27/01                   1.82
                              attached
                              option agreement)

                                         Price: 17.63                                                    Avg. Life   2.94

                                         TOTALS                                                          Avg. Life   6.50

                                                         Option                  Shares               Shares
         Name                                            Price                   Outstanding          Exercisable/Vesting
         -----------------------------           ----------------------   ------------------------   ----------------------
         Walsh, James                                    $15.0000                   10,000                   5,000
         Davenport, Richard                              $15.0000                   10,000(1)                3,333
         Endresen, Clifford                              $15.0000                   10,000(1)                3,333
         Goswiller, Lawrence                             $15.0000                   10,000(1)                3,333
                                                                              ---------------         ------------
                                         Avg. Out.       $15.0000                  170,000                  64,997
                                         Avg. Exer.      $15.0000
         Endresen-Weston, Susan                          $17.6250                    2,500                     833
         Goswiller, Lawrence                             $17.6250                    7,000(1)                2,333
DER's    Endresen, William D (See                        $17.6250                   50,000(2)               16,666
                              attached                                        ---------------         ------------
                              option agreement)

                                         Avg. Out.       $17.6250                   59,500                  19,832
                                         Avg. Exer.      $17.6250
                                                                              ---------------         ------------
                                         Avg. Out.       $11.7091                  389,148                  84,829
                                         Avg. Exer.      $15.6137

(1) No DER's per option agreements but have been paid incentive compensation similar to DER's on these shares

(2) Has threshold pricing of 10 yr + 300 b.p. over option price (see agreement)

                                SCHEDULE 3.3.2
                                --------------

                        FORM OF STOCK OPTION AGREEMENT

                                                                  SCHEDULE 3.3.2

                         IMH COMMERCIAL HOLDINGS, INC.

                             STOCK OPTION AGREEMENT
                                   WITH DERS



          This AGREEMENT is made effective as of the 4th day of August, 1997 (the "Option Grant Date"), by and between IMH Commercial Holdings, Inc., a Maryland corporation (the "Company") and Joseph R. Tomkinson (the "Optionee").

                          RECITALS

          WHEREAS, the Board of Directors of the Company has established the 1997 Stock Option and Awards Plan (the "Plan") effective as of April 14, 1997, and

          WHEREAS, pursuant to the provisions of said Plan, the Board of Directors of the Company, by action duly taken on June 3, 1997, granted to the Optionee an option or options (the "Option(s)") to purchase shares of the Common Stock of the Company on the terms and conditions set forth herein.

                          AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

          1.   (a) The Option(s).  The Optionee may, at his option, purchase all
                   -------------
or any part of an aggregate of 10,000 shares of Common Stock (the "Optioned Shares"), at the price of $15.00 per share (the "Option Price"), on the terms and conditions set forth herein.

          (b)  DERs.  Dividend Equivalent Rights ("DERS") shall be credited with
               ----
respect to the Optioned Shares and the DERs shall be deemed "Current-pay DERs", as described in the Plan. Current-Pay DERs shall be paid concurrently with any dividends or distributions paid on the Stock of the Company during the time the related Option is outstanding in an amount equal to the cash dividend (or Stock or other property distributed) per share being paid on the Stock times the number of Optioned Shares. Current-pay

DERs are payable in cash, Stock or such other property as may be distributed to stockholders.

          2.  Option Type; Exercise Dates and Exercise.  Options intended to
              ----------------------------------------
qualify as Incentive Stock Options are designated by an "ISO" under the category "Type." Options intended as separate nonstatutory options are designated by a "NQSO" under the category "Type" The Option(s) shall be exercisable as to the specified number of Optioned Shares on and after the "First" dates and on or before the "Last" dates set forth below:

                                                   Exercise Dates
                                                   --------------
   Type         Number of Shares            First                  Last
   ----         ----------------            -----                  ----
                     3,333                  8/4/98               8/4/2007
----------     ------------------       --------------      ------------------
                     3,333                  8/4/99               8/4/2007
----------     ------------------       --------------      ------------------
                     3,334                8/4/2000               8/4/2007
----------     ------------------       --------------      ------------------

----------     ------------------       --------------      ------------------

----------     ------------------       --------------      ------------------

Optionee acknowledges that he/she understands he/she has no right whatsoever to exercise the Option(s) granted hereunder with respect to any Optioned Shares covered by any installment until such installment accrues as provided above. Optionee further understands that the Option(s) granted hereunder shall expire and become unexercisable as provided in Section 3(c) below.

     This Option shall be deemed exercised as to the shares to be purchased when written notice of such exercise has been given to the Company at its principal business office by the Optionee with respect to the Common Stock to be purchased. Such notice shall be accompanied by full payment in cash or cash equivalents as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or part may also be made
(i) by cancellation of any indebtedness owed by the Company to the Optionee,
(ii) by a full recourse promissory note executed by the Optionee, (iii) in the form of unrestricted Stock owned by the Optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Performance Shares subject to an award under the Plan (based, in each case, on the

Fair Market Value of the Stock on the date the option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant, or (iv) by any combination of the foregoing.

     3.  Governing Plan.  This Agreement hereby incorporates by reference the
         --------------
Plan and all of the terms and conditions of the Plan as heretofore amended and as the same may be amended from time to time hereafter in accordance with the terms thereof, but no such subsequent amendment shall adversely affect the Optionee's rights under this Agreement and the Plan except as may be required by applicable law. The Optionee expressly acknowledges and agrees that the provisions of this Agreement are subject to the Plan; the terms of this Agreement shall in no manner limit or modify the controlling provisions of the Plan, and in case of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall be controlling and binding upon the parties hereto. The Optionee also hereby expressly acknowledges, represents and agrees as follows:

          (a) Acknowledges receipt of a copy of the Plan, a copy of which is attached hereto and by reference incorporated herein, and represents that he/she is familiar with the terms and provisions of said Plan, and hereby accepts this Agreement subject to all the terms and provisions of said Plan.

          (b) Agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan.

          (c) Acknowledges that he/she is familiar with Sections of the Plan regarding the exercise of the Option(s) and represents that he/she understands that said Option(s) must be exercised on or before the earliest of the following dates, whichever is applicable: (i) the "Last" exercise date noted above in
Section 2; (ii) the day prior to the fifth anniversary, in certain circumstances, of the Option(s) Grant Date with respect to Options granted as Incentive Stock Options pursuant to Subsection (5)(a)(ii) and the day prior to the tenth anniversary of the Option(s) Grant Date with respect to Options granted as Non-Qualified Stock Options; (iii) the effective date of a sale or other disposition of all or substantially all of the stock or assets of the Company, as provided in Section 10 of the Plan; (iv) the date which is the earlier of (A) three months from the date of termination or (B) the expiration of such Stock Option's term following the Optionee's termination of directorship or consulting or other arrangement (unless extended) for any reason other than death or disability as provided under Subsection 5(i) of the Plan; or
(v) the date that is one year following the Optionee's termination of employment, directorship or consulting or other arrangement by reason of his/her death, or the date that is one year following his/her termination of employment, directorship or consulting or other arrangement by reason of disability, whichever is applicable, as provided in Subsections 5(g) and 5(h) of the Plan.

          (d) Acknowledges, understands and agrees that the existence of the Plan and the execution of this Agreement are not sufficient by themselves to cause any exercise of any Option(s) granted as an Incentive Stock Option to qualify for favorable tax treatment through the application of Section 422(A) of the Internal Revenue Code; that Optionee must, in order to so qualify, individually meet by his own action all applicable requirements of Section 422A, including without limitation the following holding period and employment requirements:

                    (1)  holding period requirement:  no disposition of an
                         --------------------------
          Optioned Share may be made by Optionee within two (2) years from the date of the granting of the Option(s) nor within one (1) year after the transfer of such Optioned Share to him/her, and

                    (2)  employment requirement:  at all times during the period
                         ----------------------
          beginning on the date of the granting of the Option(s) and ending on the day three (3) months before the date of exercise, the Optionee must have been an employee of the Company, its Parent, or a Subsidiary of the Company, of Affiliated Companies, or a corporation or a parent or subsidiary of such corporation issuing or assuming the Option(s) in a transaction to which Section

          425(a) of the Internal Revenue Code applies, except where the termination of employment is by means of the employee's disability, in which case said three (3) month period may be extended to one (1) year, as provided under Internal Revenue Code Section 422A.

          4.  Representations and Warranties.  As a condition to the exercise of
              ------------------------------
any portion of an Option, the Company may require the person exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency. Optionee hereby represents to the Company that each of the Option evidenced hereby and the shares purchasable upon exercise thereof is being acquired only for investment and without any present intention to sell or distribute such securities.

          5.  Options Not Transferable.  No Stock Option shall be transferable
              ------------------------
by the optionee otherwise than by will or by the laws of descent and distribution or, with respect to Non-Qualified Stock Options, pursuant to a "qualified domestic relations order," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or, with respect to Non-Qualified Stock Options, in accordance with the terms of a qualified domestic relations order.

          6.  No Enlargement of Employee Rights.  Nothing in this Agreement
              ---------------------------------
shall be construed to confer upon the Optionee (if an employee) any right to continued employment with the Company, any Parent or Subsidiary, or any Affiliated Company, or to restrict in any way the right of the Company, a Subsidiary or Parent, or Affiliated Company to terminate his/her employment. Optionee acknowledges that in the absence of an express written employment agreement to the contrary, Optionee's employment with the Company may be terminated by the Company at any time, with or without cause.

          7.  Withholding of Taxes.  Optionee authorizes the Company to
              --------------------
withhold, in accordance with any applicable law, from any compensation payable to him any taxes required to be withheld by federal, state or local law as a result of the grant of the Option(s) or the issuance of stock pursuant to the exercise of such Option(s).

          8.  Laws Applicable to Construction.  This Agreement shall be
              -------------------------------
construed and enforced in accordance with the laws of the State of California.

          9.  Agreement Binding on Successors.  The terms of this Agreement
              -------------------------------
shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Optionee.

         10.  Costs of Litigation.  In any action at law or in equity to enforce
              -------------------
any of the provisions or rights under this Agreement or the Plan, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses end fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys' fees shall be included as part of the judgment.

         11.  Necessary Acts.  The Optionee agrees to perform all acts and
              --------------
execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

         12.  Counterparts.  For convenience this Agreement may be executed in
              ------------
any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

         13.  Invalid Provisions.  In the event that any provision of this
              ------------------
Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

         14.  Limitation on Value of Optioned Shares.  Optionee acknowledged
              --------------------------------------
that the Plan provides that the aggregate fair market value (determined as of the date hereof) of the shares of Common Stock to which Options granted as Incentive Stock Options are exercisable for the first time by Optionee during any calendar year under all incentive stock option plans of the Company and any Subsidiary shall not exceed $100,000. It is understood and agreed that should it be determined that an Option if granted as an Incentive Stock Option hereunder would exceed such maximum, such Option shall be considered granted as a Non-Qualified Stock Option to the extent, but only to the extent of such excess. This limitation shall not apply to any option granted as a Non-Qualified Stock Option.

          IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first written hereinabove.

IMH COMMERCIAL HOLDINGS, INC.            OPTIONEE



By:/s/ William S. Ashmore                /s/ Joseph R. Tomkinson
   ----------------------                ------------------------
   Name: William S. Ashmore              Joseph R. Tomkinson
   Title: President

                                         20371 Irvine Ave.
                                         --------------------------
                                         Street Address

                                         Santa Ana Heigts, CA
                                         ------------------------
                                         City and State

                                         --------------------------
                                         Social Security No.


          By his or her signature below, the spouse of the Optionee, of such Optionee be legally married as of the date of his execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan document.

                              ___________________________________
                              Spouse

                              Dated: ____________________________

          By his or her signature below the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.


                                /s/Joseph R. Tomkinson
                               -----------------------
                               Optionee

                               Dated: ____________________________

                                 SCHEDULE 3.8
                                 ------------

                       COMPANY'S PRO FORMA BALANCE SHEET
                               AS OF MAY 5, 1999

                                                                    Schedule 3.8

                                                          Proforma Balance Sheet


             IMPAC COMMERCIAL HOLDINGS, INC. - CONSOLIDATED              Page &P
3:38pm                                                          Cat # MONTHLY BS

                                 BALANCE SHEET

                                                     Balance as of      Avg. Balance   Avg. Balance   Avg. Balance
                                                       05/05/99            MTD             QTD             YTD
CASH - GENERAL OPERATING                                370,362.05            0.00            0.00            0.00
CASH - FUTURES TRADING                                  829,843.25            0.00            0.00            0.00
CASH - TRUSTEE ACCOUNTS                                 122,732.76            0.00            0.00            0.00
CASH - SPTL TIER PASSBOOK                                53,655.25            0.00            0.00            0.00
INVESTMENTS - UNIVERSAL FUND                          1,787,780.91            0.00            0.00            0.00
INVESTMENTS - GOVT INSTITUTIONAL FUND                   425,545.42            0.00            0.00            0.00
 *TOTAL CASH AND CASH EQUIVALENTS*                    3,589,919.64            0.00            0.00            0.00


MORTGAGE-BACKED SECURITIES AVAILABLE FOR SALE         7,771,780.00            0.00            0.00            0.00
DISCOUNT - MBS AVAILABLE FOR SALE                    (1,228,221.93)           0.00            0.00            0.00
RESIDUAL INTEREST IN SECURITIZATIONS                  8,989,677.80            0.00            0.00            0.00
INTEREST ONLY STRIP                                  10,021,790.58            0.00            0.00            0.00
SECURITIES VALUATION ALLOWANCE - EQUITY                (248,762.40)           0.00            0.00            0.00
 *SUB-TOTAL EQUITY SECURITIES AVAILABLE-FOR-SAL      25,306,264.05            0.00            0.00            0.00
 *TOTAL SECURITIES AVAILABLE-FOR-SALE*               25,306,264.05            0.00            0.00            0.00



MORTGAGE LOANS HELD FOR SALE                         32,014,446.03            0.00            0.00            0.00
PREMIUMS/(DISCOUNTS) - LOANS HELD FOR SALE             (456,318.29)           0.00            0.00            0.00
DEFERRED LOAN FEES- PREFERRED                           210,434.83            0.00            0.00            0.00
DEFERRED HEDGING                                       (861,835.89)           0.00            0.00            0.00
 *TOTAL LOANS HELD-FOR-SALE*                         30,906,726.68            0.00            0.00            0.00


IMPAC COMMERCIAL CAPITAL CORPORATION                          0.00            0.00            0.00            0.00
 *SUBTOTAL AFFILIATED FINANCE RECEIVABLES*                    0.00            0.00            0.00            0.00


 *TOTAL FINANCE RECEIVABLES*                                  0.00            0.00            0.00            0.00

                IMPAC COMMERCIAL HOLDINGS, INC. - CONSOLIDATED           Page &P
3:38pm                                                          Cat # MONTHLY BS

                                 BALANCE SHEET


                                                    Balance as of       Avg. Balance     Avg. Balance     Avg. Balance
                                                       05/05/99             MTD              QTD              YTD

MORTGAGE LOANS HELD FOR INV-WESTCO                     6,121,143.09             0.00             0.00             0.00
MORTGAGE LOANS HELD FOR INVESTMENT                     4,419,462.76             0.00             0.00             0.00
PREMIUM - MORTGAGE LOANS HELD FOR INVESTMENT              23,513.13             0.00             0.00             0.00
 *TOTAL LOANS HELD-FOR-INVESTMENT*                    10,564,118.98             0.00             0.00             0.00


CMO COLLATERAL - IMPERIAL 1998-3                         661,763.58             0.00             0.00             0.00
CMO COLLATERAL - IMPAC CMB 1998-C1                   304,444,602.56             0.00             0.00             0.00
PREMIUM - IMPAC CMB 1998-C1                            3,704,968.38             0.00             0.00             0.00
PREPAID SECURITIZATION COSTS - IMPAC 1998-C1           8,809,032.36             0.00             0.00             0.00
CMO COLLATERAL - IMPAC CMB 1999-1                      3,041,458.35             0.00             0.00             0.00
 *TOTAL CMO COLLATERAL*                              320,661,825.23             0.00             0.00             0.00


 *TOTAL LOAN RECEIVABLES*                            362,132,670.89             0.00             0.00             0.00


ALLOWANCE FOR LOAN LOSSES                             (2,109,876.55)            0.00             0.00             0.00
 *TOTAL ALLOWANCE FOR LOAN LOSSES*                    (2,109,876.55)            0.00             0.00             0.00


 *NET LOAN RECEIVABLES*                              360,022,794.34             0.00             0.00             0.00


 *REO PROPERTIES*                                      2,000,000.00             0.00             0.00             0.00



FIXED ASSET CLEARING                                      (6,885.92)            0.00             0.00             0.00
BUILDINGS                                             11,185,618.72             0.00             0.00             0.00
BUILDING IMPROVEMENTS                                    344,225.26             0.00             0.00             0.00
FURNITURE, FIXTURE & EQUIPMENT                           352,123.16             0.00             0.00             0.00
COMPUTER EQUIPMENT AND PERIPHERALS                       567,730.39             0.00             0.00             0.00
OFFICE EQUIPMENT                                         170,506.00             0.00             0.00             0.00

            IMPAC COMMERCIAL HOLDINGS, INC. - CONSOLIDATED               Page &P
3:38 pm                                                         Cat # MONTHLY BS

                                 BALANCE SHEET



                                                      Balance as of     Avg. Balance    Avg. Balance   Avg. Balance
                                                         05/05/99            MTD             QTD            YTD
ACCUMULATED DEPRECIATION - FF & E                       (111,958.56)            0.00            0.00           0.00
ACCUMULATED DEPRECIATION - COMPUTER EQUIPMENT           (228,096.91)            0.00            0.00           0.00
ACCUMULATED DEPRECIATION - BUILDINGS                    (739,902.71)            0.00            0.00           0.00
ACCUMULATED DEPRECIATION - OFFICE EQUIPMENT               (3,619.48)            0.00            0.00           0.00
LEASEHOLD IMPROVEMENTS                                    33,373.50             0.00            0.00           0.00
ACCUMULATED AMORT - LEASEHOLDS                             2,750.15             0.00            0.00           0.00
 *TOTAL FIXED ASSETS*                                 11,565,863.60             0.00            0.00           0.00

 *ACCRUED INTEREST RECEIVABLE*                         2,877,899.25             0.00            0.00           0.00

DUE FROM - ICII                                           (1,500.00)            0.00            0.00           0.00
DUE FROM - IMH                                           186,611.40             0.00            0.00           0.00
DUE FROM - IWLG                                            6,751.61             0.00            0.00           0.00
DUE FROM - IMPAC ASSETS                                  236,515.43             0.00            0.00           0.00
DUE FROM - ICCC                                             (800.00)            0.00            0.00           0.00
DUE FROM - IFC                                           352,504.08             0.00            0.00           0.00
DUE FROM - ICH                                           (31,781.40)            0.00            0.00           0.00
DUE FROM - DOVE STREET, LLC                               31,781.40             0.00            0.00           0.00
DUE FROM - ICHAC                                             800.00             0.00            0.00           0.00
NOTES RECEIVABLE - EMPLOYEE                              100,712.00             0.00            0.00           0.00
INTERCOMPANY - RECEIVABLE/(PAYABLE)                            0.00             0.00            0.00           0.00
 *TOTAL DUE FROM AFFILIATES*                             881,594.52             0.00            0.00           0.00

ACCOUNTS RECEIVABLE                                      574,173.57             0.00            0.00           0.00
 *TOTAL ACCOUNTS RECEIVABLE*                             574,173.57             0.00            0.00           0.00

PREPAID EXPENSE - GENERAL                                711,471.66             0.00            0.00           0.00
PREPAID EXPENSE - ORGANIZATIONAL                          21,720.51             0.00            0.00           0.00
PREPAID EXPENSE - MAINTENANCE CONTRACTS                      719.88             0.00            0.00           0.00

           IMPAC COMMERCIAL HOLDINGS, INC. - CONSOLIDATED                Page &P
3:38pm                                                          Cat # MONTHLY BS

                                 BALANCE SHEET

                                                      Balance as of     Avg. Balance      Avg. Balance    Avg. Balance
                                                        05/05/99           MTD               QTD             YTD

PREPAID EXPENSE - RENT                                    119,522.58             0.00              0.00            0.00
PREPAID LEASE DEPOSITS                                     36,461.67             0.00              0.00            0.00
 *TOTAL PREPAID EXPENSE*                                  889,896.30             0.00              0.00            0.00


INVESTMENT - IMPAC COMMERCIAL CAPITAL CORP                                       0.00              0.00            0.00
TOTAL ASSETS                                          407,708,405.27             0.00              0.00            0.00


BORROWINGS - IMPAC COMMERCIAL HOLDINGS                         (O.36)            0.00              0.00            0.00
BORROWINGS - MORGAN STANLEY                            12,974,718.14             0.00              0.00            0.00
 *TOTAL WAREHOUSE FACILITIES*                          12,974,717.78             0.00              0.00            0.00


BORROWINGS - REVERSE REPURCHASE/BEAR                    1,944,000.00             0.00              0.00            0.00
BORROWINGS - REVERSE-REPURCHASE/DLJ                     2,713,000.00             0.00              0.00            0.00
 *BORROWINGS REVERSE-REPURCHASE AGREEMENTS              4,657,000.00             0.00              0.00            0.00


CMO FINANCING - IMPAC CMB 1998-C1                     286,525,936.82             0.00              0.00            0.00
PREMIUM IMPAC CMB 98-C1                                (5,864,890.47)            0.00              0.00            0.00
CMO FINANCING - IMPERIAL CMB 1998-3                       499,447.98             0.00              0.00            0.00
CMO FINANCING CMB 1999-1                                2,970,161.03             0.00              0.00            0.00
 *CMO FINANCING*                                      284,130,655.36             0.00              0.00            0.00



 *ACCRUED INTEREST EXPENSE*                             1,649,367.04             0.00              0.00            0.00


NOTES PAYABLE - ICCC (DOVE FINANCING)                           0.00             0.00              0.00            0.00
 *DUE TO AFFILIATES*                                            0.00             0.00              0.00            0.00


ACCRUED ACCOUNTS PAYABLE                                   18,150.50             0.00              0.00            0.00

                IMPAC COMMERCIAL HOLDINGS, INC. - CONSOLIDATED           Page &P
3:38pm                                                          Cat # MONTHLY BS

                                 BALANCE SHEET

                                              Balance as of      Avg. Balance   Avg. Balance     Avg. Balance
                                                05/05/99             MTD            QTD              YTD

ACCRUED LIABILITIES - OTHER                       718,235.10             0.00           0.00             0.00
RATE LOCK FEES AND DEPOSITS                       103,464.72             0.00           0.00             0.00
THIRD PARTY CLEARING - INDIVIDUAL                  32,094.22             0.00           0.00             0.00
SECURITY DEPOSITS                                  32,420.18             0.00           0.00             0.00
ACCRUED INCOME TAXES - FEDERAL                     (7,843.25)            0.00           0.00             0.00
ACCRUED INCOME TAXES - STATE                        6,482.05             0.00           0.00             0.00
 *TOTAL ACCRUED LIABILITIES*                      903,003.52             0.00           0.00             0.00


DEFERRED GAIN PAYABLE                                   0.00             0.00           0.00             0.00
ALLOWANCE FOR REPURCHASES                         394,656.20             0.00           0.00             0.00
 *TOTAL OTHER LIABILITIES*                        394,656.20             0.00           0.00             0.00


   TOTAL LIABILITIES                          304,709,399.90             0.00           0.00             0.00


 *TOTAL MINORITY INTEREST IN SUBS*                355,424.87             0.00           0.00             0.00


COMMON STOCK                                       84,182.00             0.00           0.00             0.00
SURPLUS - COMMON STOCK                        125,933,798.15             0.00           0.00             0.00
RETAINED EARNINGS                              (7,550,867.25)            0.00           0.00             0.00
CUMULATIVE DIVIDENDS DECLARED                 (15,574,770.00)            0.00           0.00             0.00
SECURITIES VALUATION ALLOWANCE                   (248,762.40)            0.00           0.00             0.00
 *TOTAL STOCKHOLDER'S EQUITY*                 102,643,580.50             0.00           0.00             0.00


  TOTAL LIABILITIES AND
   STOCKHOLDER'S EQUITY                       407,708,405.27             0.00           0.00             0.00

                                   EXHIBIT C
                                   ---------

                                    FORM OF
                         REGISTRATION RIGHTS AGREEMENT

    Please refer to Exhibit 10.4 filed with this Current Report on Form 8-K for the Registration Rights Agreement

                                   EXHIBIT D
                                   ---------

                  SECURITIES AND EXCHANGE COMMISSION FILINGS

            Please refer to the SEC's website at http://www.sec.gov
             for the following Exhibits incorporated by reference


(1) Quarterly Report on Form 10-Q for the three months ended March 31, 1999 (to be filed May 6, 1999)

(2) Amendment Number One to the Company's Annual Report on Form 10-K for the year ended December 31, 1998

(3)  Annual Report on Form 10-K for the year ended December 31, 1998

(4) Current Reports on Form 8-K filed on February 11, 1998, February 12, 1998, October 15, 1998 and May 5, 1999

(5) Registration Statement on Form 8-A, as amended, registering the Series A Junior Participating Preferred Stock Purchase Rights of the Company

                                   EXHIBIT E
                                   ---------

                                 RISK FACTORS

     An investment in the Series B Preferred Stock involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our business. Please refer to our Annual Report on Form 10-K, filed with the Commission on February 26, 1999, for risk factors which relate to our business operations. Additional risks and uncertainties that we are not pres ently aware of or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of opera tions could be materially adversely affected. In such case, you may lose all or part of your investment. All of these risk factors are dependent on each other and so you should read this risk factors section, and those included in the Form 10-K referenced above, as a whole.

     These Risk Factors also contains forward-looking statements that involve risks and uncertainties. These forward-looking statements can be identified by the use of words such as: "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and their derivatives, opposites and similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and to those we referred you to.

Risks Related to Issuance of Additional Preferred Stock and Incurrence of Debt

     The terms of the Series B Preferred Stock restrict our ability to issue securities senior to or on a parity with the Series B Preferred Stock. The issuance of additional preferred stock on a parity with or senior to the Series B Preferred Stock could have the effect of diluting the interests of holders of the Series B Preferred Stock. None of the terms of the Series B Preferred Stock restrict our ability to incur debt. Therefore, we could enter into a highly leveraged or other transaction that might adversely affect our ability to pay dividends on the Series B Preferred Stock.

A Public Market for Series B Preferred Stock Will Not Develop

     Prior to this offering, there has been no public market for the Series B Preferred Stock, and we do not intend to list the shares of Series B Preferred Stock on a stock exchange or an over-the-counter market. Therefore, it is highly unlikely that an active trading market will develop and be maintained in the Series B Preferred Stock. If an active market does not develop, you may not be able to sell your shares promptly or perhaps at all or to sell your shares at a price equal to or above the price you paid for the shares.

Our Share Prices Have Been and May Continue to be Highly Volatile

     The market price of our common stock has been extremely volatile. On January 23, 1998, the closing price was $19.44 and on October 7, 1998, the closing price was $2.00. On

May 4, 1999, the closing price was $5.00. The market price of our common stock is likely to continue to be highly volatile and could be significantly affected by factors including:

     .  availability of liquidity
     .  volatility in the securitization market
     .  whole loan sale pricing
     .  margin calls by warehouse lenders
     . actual or anticipated fluctuations in our operating results . interest rates
     .  prepayments on mortgages
     .  valuations of securitization related assets
     .  cost of funds
     .  general market conditions

In addition, significant price and volume fluctuations in the stock market have particularly affected the market prices for the common stocks of specialty finance companies such as ours. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock.

     If our results of operations fail to meet the expectations of securities analysts or investors in a future quarter, the market price of our common stock could also be materially adversely affected.

Grant of Excepted Holder Status to the Purchaser of Our Series B Preferred Stock May Affect Our Status as a REIT

     The Internal Revenue Code prohibits ownership of more than 50% of a REIT's shares by five or fewer individuals during the last half of a REIT's taxable year. Our charter generally precludes anyone from beneficially owning in excess of 9.8% of our capital stock to ensure that 50% of our capital stock is not held by five or fewer individuals at any time. However, our charter permits our board of directors to make exceptions to this ownership limitation, upon the provision of certain representations and undertakings by a prospective purchaser of our capital stock, with such person becoming an excepted holder. In connection with the offering of the Series B Preferred Stock, our board of directors has authorized excepted holder status to the initial purchaser of the Series B Preferred Stock. While our charter permits us to redeem the Series B Preferred Stock at any time if necessary to preserve our REIT status, we cannot assure you that we will have the funds legally available to redeem a sufficient number of shares of Series B Preferred Stock to remain a REIT. The loss of REIT status will have a material adverse affect on our business, financial condition and results of operations.

                                   EXHIBIT F
                                   ---------

                                    FORM OF
                     AMENDMENT NUMBER ONE TO THE COMPANY'S
                       1997 STOCK OPTION AND AWARDS PLAN

                          AMENDMENT NUMBER ONE TO THE
                        IMPAC COMMERCIAL HOLDINGS, INC.
                       1997 STOCK OPTION AND AWARDS PLAN


          This Amendment is made to the Impac Commercial Holdings, Inc. (formerly, Imperial Credit Commercial Holdings, Inc.) 1997 Stock Option and Awards Plan (the "Plan") effective as of May 5, 1999. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

          WHEREAS, Impac Commercial Holdings, Inc. (the "Company") has determined that it is in its best interest and that of its stockholders to amend the Plan as set forth herein.

          NOW THEREFORE, the Plan is hereby amended as follows:

          1. Section 1(b) of the Plan is amended by adding the following definitions thereto:

          "FIC" means Fortress Investment Corp., a Maryland real estate investment trust.

          "FIC Management" means FIC Management Inc., a Delaware corporation, and its successors and assigns under that certain Amended and Restated Management Agreement, dated as of May 5, 1999.

          "FIG" means Fortress Investment Group LLC., a Delaware limited liability company.

          2. Section 1(b) of the Plan is amended by changing the definition of "Affiliated Companies" to mean FIC Management, FIG or FIC or their respective affiliates.

          IN WITNESS WHEREOF, Impac Commercial Holdings, Inc. has caused its corporate name to be hereunto affixed by its duly authorized officer this 5th day of May, 1999.

                      IMPAC COMMERCIAL HOLDINGS, INC.,

                      By
                        --------------------------------------------------------
                            Richard Johnson
                      Its:  Executive Vice President and Chief Financial Officer

                      By
                         _______________________________________________________
                            Ronald Morrison
                      Its:  Secretary

                                   EXHIBIT G
                                   ---------

                           FORM OF BOARD RESOLUTION


Payment of Dividends
--------------------

     RESOLVED FURTHER, that for the calendar year 1999 only, the Company shall pay a minimum annualized dividend of $.50 per share, our of funds legally available for the payment thereof, for the period commencing May 1, 1999 through December 31, 1999, with dividends payable quarterly, to the extent of taxable income for calendar 1999. By way of example, if dividends per share actually paid in 1999 on or prior to December 31, 1999 were less than $.33 (that is, $.50 prorated from May1, 1999), but there was remaining taxable income available for distribution to stockholders at year end, additional dividends would be declared towards and up to (if available) said $.33 per share minimum dividend amount;

     RESOLVED FURTHER, that as long as any of the Company's Series B Preferred Stock remains issued and outstanding and is owned by Fortress or an affiliate thereof, the two (2) Directors appointed or designated by Fortress Partners, L.P., shall abstain from voting on any proposed declaration of dividend or dividends payable by the Company on its Common Stock.

                                   EXHIBIT H
                                   ---------

                                    FORM OF
                  FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN
                                 LEGAL OPINION

                                                                    EXHIBIT 10.1

                                  May 5, 1999
                                     DRAFT

Fortress Investment Corp., as
General Partner for Fortress Partners, L.P.
1301 Avenue of the Americas
42nd Floor
New York, NY  10019

          Re:  Impac Commercial Holdings, Inc.

Dear Sir/Madam:

We have acted as counsel for Impac Commercial Holdings, Inc., a Maryland corporation (the "Company") in connection with the issuance and sale of an aggregate of 479,999 shares (the "Shares") of the Company's Series B 8.5% Cumulative Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), pursuant to that certain Stock Purchase Agreement dated May 5 , 1999, between the Company and Fortress Partners, L.P. ("Fortress") (the "Stock Purchase Agreement"), and that certain Registration Rights Agreement dated May 5, 1999, between the Company and Fortress (the "Registration Rights Agreement,"
and, together with the Stock Purchase Agreement, the "Agreements").   This
opinion is being rendered to you pursuant to Section 5.4 of the Stock Purchase Agreement. Capitalized terms used herein shall have the same meanings given to them in the Agreements unless otherwise defined herein.

We are licensed to practice law only in the State of California. Accordingly, except as otherwise specifically stated herein, the opinions expressed herein are limited in all respects to existing laws of the State of California, the corporation laws of the State of Maryland and applicable Federal laws, and we have made no inquiry into, and express no opinion as to, the statutes, regulations, treaties or common laws of any other nation, state or jurisdiction, or the effect on the transactions referenced herein of non-compliance under any such statutes, regulations, treaties or common laws. Except with respect to the corporate laws of the State of Maryland, with regard to which, we have relied upon the opinion of Brown & Wood LLP, we have assumed that the laws of any state, other than California, applicable to the opinions rendered herein are identical to the laws of the State of California.

As such counsel, we have made such legal and factual examinations and inquiries as we have

Fortress Investment Corp.             DRAFT
May 5, 1999
Page 2

deemed advisable or necessary for the purpose of rendering this opinion and we have examined, among other things, originals, certified copies or copies otherwise identified to us as being true copies of the originals of, or have received, the following:

     (a) The Charter or Articles of Incorporation, including the Articles Supplementary dated May 5, 1999 creating the Series B Preferred Stock (the "Articles Supplementary"), whichever is applicable, and Bylaws of the Company and of Impac Commercial Capital Corporation and Impac Commercial Assets Corporation (the "significant subsidiaries") and all amendments thereto as in effect on the date hereof;

     (b) Minutes of meetings of or actions taken by the Board of Directors of the Company and its significant subsidiaries with respect to the transactions covered by this opinion;

     (c) Specimen certificates for shares of the Company's Series B Preferred Stock;

     (d) An executed copy of the Stock Purchase Agreement;

     (e) An executed copy of the Registration Rights Agreement;

     (f) Executed copy of the opinion of Brown & Wood LLP, special tax counsel for the Company, dated of even date herewith and delivered to you concurrently herewith (the "Tax Opinion");

     (g) Executed copy of the opinion of Brown & Wood LLP, Maryland counsel to the Company, dated of even date herewith and delivered to you concurrently herewith (the "Maryland Opinion");

     (h) The certificates of certain state authorities and filing officers; and

     (i) The other documents delivered on the Closing Date.

In addition, we have obtained from public officials and from officers of the Company such other certificates, and we have examined such corporate records, other documents and questions of law, as we have considered necessary or appropriate for purposes of this opinion.

In rendering this opinion, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to

Fortress Investment Corp.             DRAFT
May 5, 1999
Page 3

originals of all documents submitted to us as copies thereof, and the due execution of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, other than the signatures of the Company's officers and directors with respect to the Agreements. In addition, in rendering our opinion, we have relied on the truthfulness of the representations and warranties as to factual matters, but not legal conclusions, made by the Company and you in the Agreements. We have also relied on the truthfulness of representations as to factual matters, but not legal conclusions, made to us in certain certificates delivered by the Company to us.

As used in this opinion, the expressions "of which we are aware," "to our knowledge" or any similar phrase with reference to matters of fact mean that after an examination of documents made available to us by the Company, and after inquiries of officers of the Company as we have deemed necessary, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expressions "of which we are aware," "to our knowledge" or any similar phrase with reference to matters of fact refer to the actual knowledge of the attorneys of this firm who have worked on matters for the Company and its significant subsidiaries. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

The opinions hereinafter expressed are subject to the following qualifications:

     (a) we give no opinion concerning the rules, regulations and related statutes promulgated by, governing or pertaining to the (i) Federal Deposit Insurance Corporation; (ii) California State Banking Department (and the Superintendent of Banks); (iii) the Federal Reserve Board; (iv) any rules and regulations similar to (i), (ii) and (iii) above; (v) the Government National Mortgage Association; (vi) Federal Home Loan Mortgage Corporation; (vii) Federal National Mortgage Association; (viii) California Department of Real Estate; and
(ix) Department of Housing and Urban Development;

     (b) we give no opinion, with respect to the enforceability of any agreement, as to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws (including without limitation, California and federal laws relating to fraudulent transfers or conveyances) and court decisions of general application, and other legal or equitable principles of general application, relating to, limiting or affecting the enforcement of creditors' rights generally;

Fortress Investment Corp.             DRAFT
May 5, 1999
Page 4

     (c) we give no opinion as to the discretion of any court of competent jurisdiction in awarding equitable remedies, including but not limited to specific performance or injunctive relief and, limitations imposed by federal or state securities laws;

     (d) we give no opinions as to any limitations imposed by applicable law or public policy on the enforceability of the indemnification and/or contribution provisions of the Registration Rights Agreement;

     (e) we give no opinion as to the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance beyond California;

     (f) we give no opinion to the extent that the limitations imposed by a California court might not permit the exercise or attempted exercise of any right or remedy provided in any agreement if such exercise or attempted exercise is deemed to be in breach of the covenant of good faith and fair dealing implied under California law to exist in all agreements or if the party seeking to exercise same fails to act in a commercially reasonable manner;

     (g) we give no opinion as to the limitations imposed by California law and court deci sions relating to the strict enforcement of certain covenants in contracts absent a showing of damage or increased risk to the party seeking enforcement (such covenants may include, without limitation, covenants to provide reports or notices and covenants restricting rights of assignment);

     (h) we give no opinion as to the effect of certain California court decisions, indicating that a California court would probably refuse to give strict and literal effect to contractual provisions if it concluded that enforcement of such provisions, on the basis of the facts and circumstances then before such court, were not reasonably necessary to protect the rights and interest of the party seeking enforcement;

     (i) we give no opinion as to the unenforceability under certain circumstances of contractual provisions respecting various self-help or summary remedies without notice or opportunity for hearing or correction, especially if their operation would work a substantial forfeiture or impose a substantial penalty upon the burdened party;

     (j) we give no opinion as to the unenforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may

Fortress Investment Corp.             DRAFT
May 5, 1999
Page 5

be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others;

     (k) we give no opinion as to the effect of section 1670.5 of the California Civil Code, which provides that if a court as a matter of law finds a contract or any clause of a contract to have been "unconscionable" at the time it was made, the court may refuse to enforce the contract, or the court may enforce the remainder of the contract without the "unconscionable" clause so as to avoid an "unconscionable" result. That section also permits parties to present evidence as to the commercial setting, purpose and effect of any contract or clause thereof claimed to be "unconscionable" to aid the court in making its determination; and

     (l) we give no opinion as to the effect of Trident Center v. Connecticut
                                                -----------------------------
General Life Ins. Co., 847 F.2d 564 (9th Cir. 1988) in which the Ninth Circuit
---------------------
Court of Appeals, applying what it said was California law, held parol evidence was admissible to vary the provisions of an unambiguous agreement. To the extent Trident accurately expresses California law on the subject matter, our
       -------
opinion assumes that no party to any agreement or document referenced herein in any action seeking to enforce it offers any parol evidence which varies the express terms of said agreement or document.

Based upon, and subject to the foregoing, we are of the opinion that:

     1. the Company and each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X under the Act) of the Company have been duly incorporated and are validly existing in good standing under the laws of their jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their properties or the conduct of their businesses requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and the significant subsidiaries, taken as a whole;

Fortress Investment Corp.             DRAFT
May 5, 1999
Page 6

     2. the Company and each significant subsidiary have full power and authority to own or lease all the assets owned or leased by them; and the Company has all corporate power and authority to enter into the Agreements, and to carry out the provisions and conditions thereof;

     3. the Company has all corporate power and authority to enter into the Agreements, and to carry out the provisions and conditions thereof;

     4. all of the issued shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable and free of preemptive or other similar rights;

     5. the Articles Supplementary have been duly authorized, approved and adopted by all necessary action on the part of the Company; the Company has filed the Articles Supplementary with the State of Maryland and has made any other required filings with the State of Maryland necessary to create the Series B Preferred Stock;

     6. the issuance and sale of (A) the Shares to be purchased on the Closing Date and (B) the shares of common stock, par value $.01 per share, of the Company reserved for issuance upon conversion of the Shares (the "Conversion Shares") have been duly authorized by the Company, and such Shares and Conversion Shares, when issued and paid for in accordance with the Stock Purchase Agreement or upon conversion, as applicable, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or other similar rights; the holders of such Shares will not be subject to personal liability by reason of being such holders, except to the extent that: (i) a director is held liable under Section 2-312(a) of the Maryland General Corporation Law (the "MGCL") for an unlawful distribution to the stockholder who accepted the distribution knowing the distribution was made in violation of the Company's Charter, or Section 2-311 of the MGCL, or (ii) liability is imposed on the stockholder by law in connection with, and to the extent of, a distribution made pursuant to a voluntary or involuntary dissolution of the Company;

     7. the execution and delivery of the Stock Purchase Agreement have been duly authorized by all necessary action of the Company, and the Stock Purchase Agreement has been duly executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

     8. the execution and delivery of the Registration Rights Agreement have been duly authorized by all necessary action of the Company, and the Registration Rights Agreement has

Fortress Investment Corp.             DRAFT
May 5, 1999
Page 7

been duly executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

     9. the Company is not, and upon the issuance and sale of the Shares will not be, an "investment company" as such term is defined under the Investment Company Act, and is not required to be registered under the Investment Company Act;

     10. commencing with the Company's taxable year ended December 31, 1997, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code;

     11. neither the issuance, offering and sale of the Shares pursuant to the Stock Purchase Agreement nor the compliance by the Company with the other provisions of the Agreements require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained;

     12. neither the execution or delivery of the Agreements, nor the offering, issuance or sale of the Shares or the Conversion Shares, nor the compliance by the Company with the terms and provisions of the Agreements or of the Articles Supplementary will conflict with, or result in a breach or violation of, any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of the significant subsidiaries pursuant to the terms of, (A) any material contract or other agreement known to us to which the Company or any significant subsidiary is a party or by which the Company or any significant subsidiary or any of their respective properties or assets are subject, (B) the organizational or governing documents of the Company or any significant subsidiary, or (C) any judgment, decree or order of any court or other governmental authority or any arbitrator known to us and applicable to the Company or any significant subsidiary, except such as would not materially adversely affect the business, properties, condition (financial or otherwise), net worth or results of operations of the Company and its significant subsidiaries taken as a whole.

     13. the purchase of the Shares in accordance with the terms of the Agreements shall not be subject to the limitations set forth in Section 7.2.1 of the Charter of the Company; the purchase of the Shares in accordance with the terms of the Agreements shall not cause any the Purchaser to be deemed an "Acquiring Person" as defined in the Company's Rights Agreement

Fortress Investment Corp.             DRAFT
May 5, 1999
Page 8

dated October 7, 1998, as amended May 5, 1999.

With respect to the foregoing opinions we have relied upon the Tax Opinion and the Maryland Opinion, of which, a copy of each has been addressed and delivered to you concurrently herewith.

This opinion is rendered to you in connection with the Stock Purchase Agreement and is issued solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation, or other entity for any purpose, nor may this opinion or any copies thereof be furnished to a third party (other than your legal counsel), filed with a governmental agency, quoted, referenced, cited or otherwise referred to without our prior written consent. We disclaim any obligation to advise you of the developments in areas covered by this opinion that occur after the date of this opinion. Finally, this opinion is only given as of, and is effective as of, May 5, 1999.

                              Very truly yours,



                              FRESHMAN, MARANTZ, ORLANSKI,
                              COOPER & KLEIN
                              a professional corporation

                                   EXHIBIT I
                                   ---------

                                    FORM OF
                               BROWN & WOOD LLP
                                 LEGAL OPINION

                                  May 5, 1999


Impac Commercial Holdings, Inc.
1401 Dove Street
Newport Beach, CA 92660

Fortress Investment Corp.
1301 Avenue of the Americas
42nd Floor
New York, NY 10019



               Re:  Impac Commercial Holdings, Inc.
               Series B 8.5% Cumulative Convertible Preferred Stock
               ----------------------------------------------------


Ladies and Gentlemen:

     We have acted as Maryland counsel to Impac Commercial Holdings, Inc., a Maryland corporation (the "Company"), in connection with the issuance of 479,999 shares (the "Shares") of Series B 8.5% Cumulative Convertible Preferred Stock (liquidation preference $25.00 per share), $0.01 par value per share (the "Series B Preferred Stock") of the Company, and the issuance of 1,683,635 shares of the Company's common stock, par value $0.01 (the "Common Stock") upon conversion of the Series B Preferred Stock. The Shares are to be sold by the Company to Fortress Partners, L.P. ("Fortress"), pursuant to the Series B 8.5% Cumulative Convertible Preferred Stock Purchase Agreement between the Company and Fortress, dated May 5, 1999 (the "Stock Purchase Agreement"). The Company and Fortress have also entered into a Registration Rights Agreement, dated May 5, 1999 (the "Registration Rights Agreement," and together with the Stock Purchase Agreement, the "Agreements").

     This opinion is being delivered pursuant to Section 5.14 of the Stock Purchase Agreement. Capitalized terms used herein without definition shall have the same meanings ascribed to such terms in the Stock Purchase Agreement.

     In connection with this opinion, we have examined copies of the Agreements authenticated to our satisfaction. As to various questions of fact material to our opinion we have relied upon the representations made in the Agreements and upon certificates of officers of the Company. We have also examined such certificates of public officials, corporate documents and records and other certificates, opinions and instruments and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. In such examinations, we have assumed the authenticity of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents.

     References in this opinion to "MGCL" shall mean the Maryland General Corporation

Law as in effect of the date hereof. In addition, references to "Maryland Law" shall mean the MGCL and those laws, rules, and regulations of the State of Maryland which, in our experience, are normally applicable to transactions of the type contemplated by the Agreements without considering the participation by either the Company or Fortress in any regulated industry.

     Members of our firm are admitted to the bar in the State of Maryland and our opinion set forth below is limited solely to the laws of the State of Maryland.

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties, to conduct its business as it is presently conducted, and to enter into and perform its obligations under, or as contemplated under, the Stock Purchase Agreement.

2. The Company has authorized and outstanding capital stock as of December 31, 1998 as set forth on page F-3 of the Company's Form 10-K for the year ending December 31, 1998 that was filed with the Securities and Exchange Commission. The outstanding shares of the Company's Common Stock and Series A Junior Participating Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable.

3. The Shares of Series B Preferred Stock to be sold by the Company pursuant to the Stock Purchase Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by the Stock Purchase Agreement; and no preemptive or other similar rights arising by operation of law or pursuant to the Company=s charter or bylaws or, to our knowledge based solely on a certificate of officers of the Company, similar contractual rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

4. The shares of Common Stock to be issued by the Company upon conversion of the Series B Preferred Stock (the "Conversion Shares") have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by the Stock Purchase Agreement; and no preemptive or other similar rights arising by operation of law or pursuant to the Company=s charter or bylaws or, to our knowledge based solely on a certificate of officers of the Company, similar contractual rights of stockholders exist with respect to any of the Conversion Shares or the issue thereof.

5. Under Maryland Law, the shareholders of the Company have no personal liability for the debts or obligations of the Company as a result of their status as shareholders except to the extent that: (i) the subscription price or other agreed consideration for the outstanding Shares has not been paid; (ii) a director is held liable under Section 2-312(a) of the MGCL for an unlawful distribution to the shareholder who accepted the distribution knowing the distribution was made in violation of the Company's Articles of Incorporation, as amended, or Section 2-311 of the MGCL; or, (iii) liability is imposed on the shareholder by law in connection with a voluntary or involuntary dissolution of the Company.

6. The execution and delivery of the Agreements have been duly authorized by all necessary action of the Company, and the Agreements have been duly executed and delivered by the Company and are the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

7. Neither the execution or delivery of the Agreements, nor the offering, issuance or sale of the Shares, nor the issuance of the Conversion Shares, nor the compliance by the Company with the terms and provisions thereof will conflict with, or result in a breach or violation of, any of the terms and provisions of, the charter or bylaws of the Company or any Maryland Law.

8. The Articles Supplementary have been duly authorized, approved and adopted by all necessary action on the part of the Company. The Company has filed the Articles Supplementary with the Maryland State Department of Assessments and Taxation, and has made any other required filing with the State of Maryland to create the Series B Preferred Stock.


     This opinion is furnished only for your benefit in connection with the matters described in the Agreement and, without our prior written consent, may not be quoted (in whole or in part) or relied on for any other purpose or by any other person or entity except Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company.


                                    Very truly yours,